SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 9, 2002
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

     The audit committee of the board of directors of Consolidated Water Co. Ltd. (the “Company”) engaged KPMG as the Company’s independent accountants on July 9, 2002 to replace PricewaterhouseCoopers, which was dismissed on June 27, 2002. In accordance with the rules and regulations promulgated by the Securities and Exchange Commission, the Company filed a Current Report on Form 8-K dated July 5, 2002, to report the dismissal of PricewaterhouseCoopers.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Jeffrey M. Parker

Name: Jeffrey M. Parker Title: Chief Executive Officer

Date: July 10, 2002

3